CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 23 to the Registration Statement on Form N-6 ("Registration Statement") (File No. 333-44956) of the American Family Variable Account I of our report dated February 24, 2017 relating to the financial statements of American Family Life Insurance Company and our report dated April 14, 2017 relating to the financial statements of American Family Variable Account I, which appear in such Registration Statement.  We also consent to the references to us under the headings "Experts" and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Chicago, Illinois
April 14, 2017